EXHIBIT 99.1


PRESS RELEASE

October 21, 2002
For Immediate Release

For Further Information Contact:                Barry Backhaus
                                                First Federal Bankshares, Inc.
                                                329 Pierce Street, P.O. Box 897
                                                Sioux City, IA  51102
                                                712.277.0200


              FIRST FEDERAL BANKSHARES ANNOUNCES QUARTERLY RESULTS

Sioux City, Iowa. First Federal Bankshares, Inc. (the "Company") (Nasdaq National Market - "FFSX") reported net earnings of $1.2 million, or diluted earnings per share of $0.29, for the quarter ended September 30, 2002. This compares to net earnings of $1.1 million, or diluted earnings per share of $0.25, for the quarter ended September 30, 2001 and to net earnings of $563,000, or diluted earnings per share of $0.13 for the immediately preceding quarter ended June 30, 2002.

Net interest income before provision for loan losses increased by $611,000, or 14.3%, to $4.9 million for the three months ended September 30, 2002 from $4.3 million for the three months ended September 30, 2001. Interest income decreased by $1.4 million while interest expense decreased by $2.0 million. The increase in net interest income was primarily due to an increase in the net yield on interest-earning assets to 3.40% for the three months ended September 30, 2002 from 2.90% for the three months ended September 30, 2001. In addition, the interest rate spread increased to 3.20% for the three months ended September 30, 2002 from 2.55% for the three months ended September 30, 2001.

Provision for loan loss expense decreased by $50,000 to $830,000 for the three months ended September 30, 2002 from $880,000 for the three months ended September 30, 2001. Non-performing loans increased to $6.8 million, or 1.6% of total loans, at September 30, 2002 from $6.0 million, or 1.4% of total loans, at September 30, 2001. The increase in non-performing loans was primarily due to continuing effects of generally less favorable economic conditions in the Company's market area that adversely affected several of its commercial and industrial borrowers. During the three months ended September 30, 2002 the Company recorded a $725,000 charge-off of a commercial real estate loan. As of September 30, 2002 non-performing loans with balances totaling $4.2 million were on non-accrual status compared with $5.1 million of loan balances on non-accrual status at June 30, 2002.

Noninterest  income  decreased  by $297,000,  or 12.5%,  to $2.1 million for the quarter ended September 30, 2002 from $2.4 million for the quarter ended September 30, 2001. During the quarter ended September 30, 2001 the Company recorded a pretax gain of $456,000 on the sale of the deposits, selected loans and the building and fixtures of a branch office to another financial institution. Excluding the prior year gain on the branch office sale, noninterest income increased by $159,000 for the three months ended September 30, 2002 as compared to the three months ended September 30, 2001. The increase in noninterest income was partly due to increases of $47,000 and $29,000, respectively in fees and service charges and in gain on sale of loans held for sale. In addition, an increase in the cash surrender value of bank owned life insurance (BOLI) that totaled $108,000 was recorded during the three months ended September 30, 2002. The initial investment in BOLI was made in November 2001, so no income related to BOLI was recorded in the prior year quarter.

Noninterest expense increased by $255,000, or 6.2%, to $4.4 million for the three months ended September 30, 2002 from $4.1 million for the three months ended September 30, 2001. The increase in noninterest expense was largely due to an increase of $156,000, or 7.0%, in compensation and benefits expense. During the three months ended September 30, 2002 the Company recorded an accrual for pension contribution expense that totaled $90,000. The Company is a participant in the Financial Institutions Retirement Fund (FIRF) and has been notified that a contribution will be required for fiscal 2003. The FIRF had been in fully-funded status since July 1987; therefore, no pension contribution expense was recorded for fiscal 1988 through fiscal 2002.

Earnings before taxes on income totaled $1.8 million and $1.7 million, respectively, for the three months ended September 30, 2002 and 2001. Income tax expense totaled $590,000, or an effective tax rate of 33.2%, for the three months ended September 30, 2002 and $596,000, or an effective tax rate of 35.7%, for the three months ended September 30, 2001. The lower effective tax rate during the current year period resulted from an increase in tax-exempt investments such as municipal bonds and BOLI.

Assets totaled $640.5 million, $650.8 million and $643.2 million, respectively, at September 30, 2002, June 30, 2002 and September 30, 2001. Stockholders' equity per share increased to $17.29 at September 30, 2002 from $16.47 at September 30, 2001. Stockholders' equity to total assets was 11.13% and 10.98%, respectively, at September 30, 2002 and 2001. During the three months ended September 30, 2002 the Company repurchased 40,500 shares of its common stock at a cost of $535,000 to complete a stock repurchase program announced in December 2000. In addition, the Company repurchased 47,500 shares of its common stock at a cost of $684,000 under a new repurchase program. The Company expects to repurchase up to 378,500 additional shares under the new stock repurchase program announced in August 2002. The Company had 4,124,669 shares outstanding at September 30, 2002.

The Company's common stock is traded on the NASDAQ National Market under the symbol FFSX. The Company is headquartered in Sioux City, Iowa. First Federal Bank, the Company's bank subsidiary, operates ten offices in northwest Iowa, an office in South Sioux City, Nebraska, and five offices in central Iowa.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release.

The Company disclaims, however, any intent or obligation to update these forward-looking statements.


FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
      (Dollars in thousands)                         September 30,     June 30,     September 30,
                                                         2002            2002            2001
                                                     -------------- --------------- ---------------
                                                      (Unaudited)                    (Unaudited)
ASSETS
Cash and due from banks                                    $23,972         $23,114         $21,310
Interest-bearing deposits in other financial institutions      108             103          58,752
                                                     -------------- --------------- ---------------
    Cash and cash equivalents                               24,080          23,217          80,062
Securities available-for-sale                               83,832          92,313          65,409
Securities held-to-maturity                                 59,857          63,295          25,519
Loans receivable, net                                      416,421         418,382         423,743
Office property and equipment, net                          13,581          13,770          14,290
Federal Home Loan Bank stock, at cost                        5,707           5,038           4,530
Accrued interest receivable                                  2,814           2,804           3,427
Goodwill                                                    18,524          18,524          18,524
Other assets                                                15,704          13,414           7,685
                                                     -------------- --------------- ---------------
   Total assets                                           $640,520        $650,757        $643,189
                                                     ============== =============== ===============

LIABILITIES
Deposits                                                   454,236         472,648         480,305
Advances from Federal Home Loan Bank                       107,429          99,065          82,086
Advance payments by borrowers for taxes and insurance          962           1,483           1,486
Accrued interest payable                                     3,547           3,640           6,317
Accrued expenses and other liabilities                       3,035           2,658           2,358
                                                     -------------- --------------- ---------------
   Total liabilities                                       569,209         579,494         572,552

STOCKHOLDERS' EQUITY
Common stock, $.01 par value                                    49              49              48
Additional paid-in capital                                  36,296          36,248          36,064
Retained earnings, substantially restricted                 44,408          43,542          42,092
Treasury stock, at cost - 753,764, 665,764 and
   560,375 shares at September 30, 2002, June 30, 2002
   and September 30, 2001, respectively                     (8,797)         (7,578)         (6,178)
Accumulated other comprehensive income                         776             490             252
Unearned ESOP                                               (1,293)         (1,330)         (1,433)
Unearned RRP                                                  (128)           (158)           (208)
                                                     -------------- --------------- ---------------
   Total stockholders' equity                               71,311          71,263          70,637
                                                     -------------- --------------- ---------------
   Total liabilities and stockholders' equity             $640,520        $650,757        $643,189
                                                     ============== =============== ===============


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      (Dollars in thousands)                                              Three months ended
                                                                             September 30,
                                                                    -------------------------------
                                                                         2002            2001
                                                                    --------------- ---------------
                                                                              (Unaudited)
Total interest income                                                       $9,487         $10,873
Total interest expense                                                       4,591           6,589
                                                                    --------------- ---------------
Net interest income before provision                                         4,896           4,284
Less: provision for loan losses                                                830             880
                                                                    --------------- ---------------
Net interest income after provision                                          4,066           3,404
Noninterest income                                                           2,087           2,385
Noninterest expense                                                         (4,375)         (4,120)
                                                                    --------------- ---------------
Earnings before taxes on income                                              1,778           1,669
Taxes on income                                                                590             596
                                                                    --------------- ---------------
Reported net earnings                                                       $1,188          $1,073
                                                                    =============== ===============


FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
FINANCIAL HIGHLIGHTS
 (Dollars in thousand, except per share amounts)

                                                                      At or for the three months
                                                                         ended September 30,
                                                                    -------------------------------
                                                                         2002            2001
                                                                    --------------- ---------------
                                                                      (Unaudited)
Financial condition data:
-------------------------
Average interest-earning assets                                           $576,763        $590,311
Average interest-bearing liabilities                                       543,465         546,473
Net average earning assets                                                  33,298          43,838
Average interest-earning assets to
  average interest-bearing liabilities                                     106.13%         108.02%
Non-performing loans                                                        $6,779          $5,999
Non-performing assets                                                        7,234           6,042
Allowance for loan losses                                                    4,503           5,559
Allowance for loan losses to total loans                                     1.07%           1.29%
Non-performing loans to total loans                                          1.63%           1.42%
Non-performing assets to total assets                                        1.13%           0.94%
Shareholders' equity to assets                                              11.13%          10.98%


Selected operating data: (1)
----------------------------
Return on average assets                                                     0.74%           0.66%
Return on average equity                                                     6.62%           5.99%
Net interest rate spread                                                     3.20%           2.55%
Net yield on interest-earning assets                                         3.40%           2.90%
Efficiency ratio (2)                                                        62.39%          61.42%
------------------------------------------

(1)  Annualized except for efficiency ratio.
(2) Noninterest expense excluding amortization of intangibles divided by the sum of interest income before provision for loan losses and noninterest income.

Per share data:
Earnings per share:
   Basic                                                                     $0.30           $0.25
   Diluted                                                                   $0.29           $0.25
Book value per share                                                        $17.29          $16.47
Tangible book value per share                                               $12.66          $11.91
Market price per share:
  High for the period                                                      $14.569         $13.170
  Low for the period                                                       $11.760         $10.700
  Close at end of period                                                   $14.340         $10.900
Cash dividends declared per share                                           $0.080          $0.080

Average number of shares outstanding (3)                                 4,009,213       4,211,662
------------------------------------------

(3) Outstanding shares as defined in FASB 128 for computation of basic EPS. Includes ESOP shares committed to be released and vested recognition and retention plan shares.
